As filed with the Securities and Exchange Commission on September 17, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Innovex International, Inc.

Exact name of Registrant as specified in it charter

Delaware	3533	74-2162088
State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

19120 Kenswick Drive

Humble, Texas 77338

(346) 398-0000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Matt Steinheider

General Counsel

19120 Kenswick Drive

Humble, Texas 77338

(346) 398-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bryan D. Flannery

W. Robert Shearer

John P. Clayton

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002

(713) 220-5800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market considerations and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☒	Accelerated filer	☐

Accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2024

PRELIMINARY PROSPECTUS

Up to 29,369,822 Shares

INNOVEX INTERNATIONAL, INC.

Common Stock

This prospectus relates to the proposed resale from time to time of up to 29,369,822 shares of our common stock, par value $0.01 per share, by the selling stockholders identified herein. The selling stockholders received these shares from us on September 6, 2024 in exchange for their shares of common stock of Innovex Downhole Solutions, Inc. (“Innovex Downhole”) in connection with our acquisition through merger of Innovex Downhole. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

The selling stockholders may offer and sell or otherwise dispose of their shares of our common stock described in this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of its shares of common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “INVX.” On September 16, 2024, the last reported sale price for our common stock was $15.27 per share.

Investing in our common stock involves risk. You should carefully read the information under the heading “Risk Factors” on page 2 of this prospectus and the risk factors contained in any applicable prospectus supplement and the documents incorporated by reference herein or therein before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. We are responsible for the information contained in this prospectus, any applicable prospectus supplement and any permitted free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any permitted free writing prospectus is accurate as of any date other than the date on the front cover of the prospectus or the applicable prospectus supplement or the date of any free writing prospectus, or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of any security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our common stock.

In this prospectus, the “Company,” “Innovex,” “we,” “us,” “our” and similar terms refer to Innovex International, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.innovex-inc.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC), which we filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K for the year ended December 31, 2023 originally filed on February 27, 2024, as amended by Form 10-K/A filed on July 8, 2024 and Form 10-K/A filed on August 1, 2024;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 originally filed on May 2, 2024, as amended by Form 10-Q/A filed on July 8, 2024, and for the quarter ended June  30, 2024 filed on August 7, 2024;

•

our Current Reports on Form 8-K or 8-K/A filed with the SEC on March  18, 2024, May  8, 2024, May  8, 2024, May  14, 2024, May  20, 2024, July  8, 2024, July  9, 2024, August  1, 2024, August  1, 2024 August  12, 2024, August  19, 2024, August  26, 2025, September  5, 2024, September  6, 2024. September  12, 2024 and September 16, 2024;

•

the following sections in our Registration Statement on Form S-4 (File No. 333-279048), filed with the SEC on May  1, 2024, as amended on June  14, 2024 and on August 5, 2024 (the “Form S-4”): Risk Factors—Risks Relating to the Combined Company, Risk Factors—Other Risks Relating to Innovex, Risk Factors—Other Risks Relating to Dril-Quip, Innovex Business, and Executive Compensation of the Combined Company; and

•

the description of our common stock included in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December  31, 2019 (which updates the description of our the common stock contained in the Registration Statement on Form 8-A/A filed with the SEC on October 17, 1997), including all other amendments or reports filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings made by Innovex with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under this shelf registration statement are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Innovex International, Inc.

Attention: Investor Relations

19120 Kenswick Drive

Humble, Texas 77338

(346) 398-0000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Statements contained in all parts of this document that are not historical facts are forward-looking statements that involve risks and uncertainties that are beyond the control of the Company. You can identify the Company’s forward-looking statements by the words “anticipate,” “estimate,” “expect,” “may,” “project,” “believe” and similar expressions, or by the Company’s discussion of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that these expectations will prove to be correct. These forward-looking statements include the following types of information and statements as they relate to the Company:

•	the impact of actions taken by the Organization of Petroleum Exporting Countries and the expanded alliance (OPEC+) with respect to their production levels and the effects thereof;

•

risks related to the Mergers (as defined herein), including the ultimate outcome and results of integrating the operations of Dril-Quip, Inc. (“Dril-Quip”) and Innovex Downhole; the effects of the business combination on Dril-Quip and Innovex Downhole, including the Company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Mergers; expected benefits from the Mergers and the ability of the Company to realize those benefits; the significant costs required to integrate operations of Dril-Quip and Innovex Downhole; whether merger-related litigation will occur and, if so, the results of any litigation, settlements and investigations;

•

risks related to the acquisition of 1185641 B.C. LTD (d/b/a Great North Wellhead and Frac), including the risk that the benefits of the transaction may not be fully realized or may take longer to realize than expected;

•

the impact of general economic conditions, including inflationary pressures and interest rates, a general economic slowdown or recession or instability in financial institutions, on economic activity and on our operations;

•	future operating results and cash flow;

•	scheduled, budgeted and other future capital expenditures;

•	planned or estimated cost savings;

•	working capital requirements;

•	the need for and the availability of expected sources of liquidity;

•	the introduction into the market of the Company’s future products;

•	the Company’s ability to deliver its bookings in a timely fashion;

•	the market for the Company’s existing and future products;

•	the Company’s ability to develop new applications for its technologies;

•	the exploration, development and production activities of the Company’s customers;

•

compliance with present and future environmental, social, and governance (ESG) standards and regulations and costs associated with environmentally related penalties, capital expenditures, remedial actions and proceedings;

•	effects of pending legal proceedings;

•	changes in customers’ future product and service requirements that may not be cost effective or within the Company’s capabilities;

•	future operations, financial results, business plans and cash needs; and

•	the overall timing and level of transition of the global energy sector from fossil-based systems of energy production and consumption to more renewable energy sources.

These statements are based on assumptions and analysis in light of the Company’s experience and perception of historical trends, current conditions, expected future developments and other factors the Company believes were appropriate in the circumstances when the statements were made. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such statements. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Form 10-K/A filed with the SEC on July 8, 2024 and Form 10-K/A (Amendment No. 2) filed with the SEC on August 1, 2024, and our Quarterly Report on Form 10-Q/A for the period ended March 31, 2024, filed with the SEC on July 8, 2024, under “Risk Factors” in our Form S-4 to the extent incorporated by reference herein and in any accompanying prospectus supplement, in other filings made by us from time to time with the SEC or in materials incorporated herein or therein.

Many of such factors are beyond the Company’s ability to control or predict. Any of the factors, or a combination of these factors, could materially affect the Company’s future results of operations and the ultimate accuracy of the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Every forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statement except as may be required by law.

v

INNOVEX INTERNATIONAL, INC.

We are a Houston-based company established in 2024 following the merger of Dril-Quip and Innovex Downhole Solutions, Inc. Our comprehensive portfolio extends throughout the lifecycle of the well, and innovative product integration ensures seamless transitions from one well phase to the next, driving efficiency, lowering cost, and reducing the rig site service footprint for the customer. We have locations throughout North America, Latin America, Europe, the Middle East and Asia, where we provide technical expertise, conventional and innovative technologies, and customer service. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “INVX.”

Our executive offices are located at 19120 Kenswick Drive, Humble, Texas 77338, and the phone number at this address is (346) 398-0000. Our website address is www.innovex-inc.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, our Form S-4 to the extent incorporated by reference herein and those risk factors that may be included in any applicable prospectus supplement, together with all the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected.

USE OF PROCEEDS

All of the shares of common stock covered by this prospectus are being offered and sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution” for additional information.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders identified below to offer and sell from time to time up to an aggregate of 29,369,822 shares of our common stock for their own account, which were issued to the selling stockholders at the closing of the Mergers and are subject to the Lock-Up Restrictions (as defined below). Pursuant to that certain Agreement and Plan of Merger, dated as of March 18, 2024, by and among Dril-Quip, Innovex Downhole, Ironman Merger Sub, Inc. (“Merger Sub Inc.”) and DQ Merger Sub, LLC (“Merger Sub LLC”) (i) Merger Sub Inc. merged with and into Innovex Downhole, with Innovex Downhole continuing as the surviving company (the “First Merger” and the surviving company, the “Surviving Corporation”), and (ii) immediately following the first merger, the Surviving Corporation merged with and into Merger Sub LLC, with Merger Sub LLC surviving the merger as a direct wholly owned subsidiary of Dril-Quip (the “Second Merger” and, together with the first merger, the “Mergers”). Immediately following the consummation of the Mergers, Dril-Quip changed its name to “Innovex International, Inc.” At the closing of the Mergers on September 6, 2024, we entered into a registration rights agreement with the selling stockholders (the “Registration Rights Agreement”), pursuant to which we agreed, as soon as practicable following the closing of the Mergers, but in no event later than 10 business days after the date of the Registration Rights Agreement, to file with the SEC, and use our reasonable best efforts to cause to be declared effective, a shelf registration statement to permit the public resale of all of the “Registrable Securities” (as such term is defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement.

We also agreed, subject to the termination provisions discussed below, to use our reasonable best efforts to keep such registration statement continuously effective, supplemented and amended (or file a new shelf registration statement, if applicable, upon expiration of the preceding shelf registration statement) until such time as all Registrable Securities outstanding covered by the registration statement have ceased to be Registrable Securities. The Registration Rights Agreement and our obligations to keep the shelf registration statement effective will terminate as to any selling stockholder when all Registrable Securities held by such selling stockholder no longer constitute Registrable Securities. Under the Registration Rights Agreement, the selling stockholders may request to sell all or a portion of their shares issued in the Mergers in (i) an underwritten offering that is registered pursuant to a registration statement; provided, however, that the selling stockholders are entitled to make a demand for a total of (x) six underwritten offerings in the aggregate or two underwritten offerings during any 12-month period (and no more than one underwritten offering in any 90-day period, subject to certain exceptions) and only if the aggregate value of Registrable Securities to be included in such offering is at least $30 million or (ii) an underwritten registered offering requiring our involvement and of the type which is commonly known as a “block trade,” “overnight offering” or “bought deal” (a “Block Trade”) if the gross proceeds from the Block Trade are expected to be at least $15 million.

The selling stockholders are restricted from selling or transferring any of the shares registered hereunder for a period of 180 days from the closing of the Merger without our prior written consent (the “Lock-Up Restrictions”).

We have prepared this prospectus and the registration statement of which it is a part to comply with our registration obligations under the Registration Rights Agreement with respect to the 29,369,822 shares of our common stock issued in the Mergers and beneficially owned by the selling stockholders.

Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes and (subject to certain exceptions) fees and disbursements of counsel for any selling stockholders. Pursuant to the terms of the registration rights agreement, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders expressly for use in this prospectus.

The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholders under the registration statement of which this prospectus forms a part. For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus. We cannot predict when or in what amount the selling stockholders may sell any of the shares offered by the selling stockholders in this prospectus, if at all. The table also sets forth the name of each selling stockholder, the nature of any position, office or other material relationship which each selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by each selling stockholder after completion of the offering. None of the selling stockholders are a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
Name of Selling Stockholders	Number	Percent(3)	Number	Number	Percent(3)
Investment Funds affiliated with Amberjack Capital Partners, L.P.(4)	29,369,822	44.1%	29,369,822	—	—%
Total	29,369,822	44.1%	29,369,822	—	—%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)

Assumes the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of our common stock held by the selling stockholders.

(3)

Percentage of beneficial ownership is based upon 66,636,196 shares of common stock outstanding as of September 16, 2024. Because the selling stockholders are not obligated to sell any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(4)

Consists of (i) 21,773,618 shares of common stock held directly by Amberjack Capital Fund II, L.P.; (ii) 5,083,965 shares of common stock held directly by Innovex Co-Invest Fund II, L.P.; (iii) 1,204,903 shares of common stock held directly by Innovex Co-Invest Fund, L.P.; (iv) 1,039,364 shares of common stock held directly by Intervale Capital Fund II, L.P.; (v) 515 shares of common stock held directly by Intervale Capital Fund II-A, L.P.; and (vi) 267,457 shares of common stock held directly by Intervale Capital Fund III, L.P. Funds affiliated with Amberjack Capital Partners, L.P. (“Amberjack Capital Partners” or “Amberjack”) are our principal stockholders (referred to in this prospectus as the “Amberjack Funds”). The general partner of (i) Amberjack Capital Fund II, L.P. is Amberjack Capital GP II, L.P., and the general partner of such general partner is Amberjack Capital Associates II, LLC, (ii) Innovex Co-Invest Fund II, L.P. is Innovex Co-Invest Fund II GP, L.P., and the general partner of such general partner is Innovex Co-Invest Associates, LLC, (iii) Innovex Co-Invest Fund, L.P. is Innovex Co-Invest Fund GP, L.P., and the general partner of such general partner is Innovex Co-Invest Associates, LLC, (iv) Intervale Capital Fund II, L.P. is Intervale Capital GP II, L.P., and the general partner of such general partner is Intervale Capital Associates II, LLC, (v) Intervale Capital Fund II-A, L.P. is Intervale Capital GP II, L.P., and the general partner of such general partner is Intervale Capital Associates II, LLC, and (vi) Intervale Capital Fund III, L.P. is Intervale Capital GP III, L.P., and the general partner of such general partner is Intervale Capital Associates III, LLC. By virtue of their relationships, the foregoing general partners control all voting and dispositive power over the reported shares held by such Amberjack Fund and therefore may be deemed to be the beneficial owner of such shares. The members of Amberjack Capital Associates II, LLC, Innovex Co-Invest Associates, LLC, Intervale Capital Associates II, LLC and Intervale Capital Associates III, LLC are W. Patrick Connelly and Jason Turowsky. Amberjack Capital Partners is the investment advisor of the Amberjack Funds and the general partner of Amberjack Capital Partners is Amberjack Management, LLC (“Amberjack Management”). In its role as investment advisor, Amberjack Capital Partners controls all voting and dispositive power over the reported shares held by all the Amberjack Funds and therefore may be deemed to be the beneficial owner of such shares. The address of the Amberjack Funds, Amberjack Capital Partners, Amberjack Management and the other general partners identified above is 1021 Main Street, Suite 1100, Houston, Texas 77002. Mr. Connelly and Mr. Turowsky are co-managing partners of Amberjack Management. The address of Mr. Connelly and Mr. Turowsky is 1021 Main Street, Suite 1100, Houston, Texas 77002. Mr. Connelly and Mr. Turowsky disclaim beneficial ownership of such securities in excess of their pecuniary interests in the securities.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the terms of our capital stock as contained in our restated certificate of incorporation, as amended by that certain certificate of amendment dated as of September 6, 2024 (our “certificate of incorporation”), and our amended and restated bylaws, as amended by that certain amendment dated as of September 6, 2024 (our “bylaws”), and does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law, to our certificate of incorporation and to our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, of which 66,636,196 shares were issued and outstanding as of September 16, 2024, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which none were issued and outstanding as of September 16, 2024.

Common Stock

Each share of common stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. There are no cumulative voting rights. Accordingly, holders of a majority of the total votes entitled to vote in an election of directors will be able to elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of the common stock will share equally on a per share basis any dividends when, as and if declared by the board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time in one or more series, and to fix the number of shares and terms of each such series. The board may determine the designation and other terms of each series, including the following:

•	dividend rates;

•	whether dividends will be cumulative or non-cumulative;

•	redemption rights;

•	liquidation rights;

•	sinking fund provisions;

•	conversion or exchange rights; and

•	voting rights.

The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other transactions, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in the best interest of our stockholders, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of this series to prevent a change of control transaction or make it more difficult. Alternatively, a change of control transaction deemed by the board to be in the best interest of our stockholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws

Certain provisions of our certificate of incorporation and our bylaws, as described below, could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of Innovex that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Election and Removal of Directors

Our board of directors must consist of between three and 12 directors. The exact number of directors is fixed from time to time by a majority of the directors then in office. Our board of directors is divided into three classes serving staggered three-year terms, with only one class being elected each year by our stockholders. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors. In addition, no director may be removed except for cause, and directors may be removed for cause only by the affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors.

Any vacancy occurring on the board of directors and any newly created directorship may only be filled by the affirmative vote of a majority of the remaining directors in office.

Stockholder Meetings

Our certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by the chairman of our board of directors, the chief executive officer, the president or the board pursuant to a resolution approved by the affirmative vote of a majority of the entire board of directors.

Stockholder Action by Written Consent

Our certificate of incorporation provides that any action required or permitted to be taken by the stockholders of our company must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Amendment of Bylaws

Our bylaws may generally be altered, amended or repealed, and new bylaws may be adopted, by:

•	the board, subject to the right of stockholders to amend or repeal such bylaws; or

•

the affirmative vote of holders of at least two-thirds of the combined voting power of the outstanding shares of all classes of our stock entitled to vote generally in the election of directors, voting together as a single class, at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of the special meeting.

Other Limitations on Stockholder Actions

Our bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the information required under our bylaws, including the following:

•

a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting, together with the text of the proposal (including the text of any resolution proposed for consideration);

•	the names and addresses of any other stockholder known by such stockholder to be supporting the proposal;

•	any Disclosable Interests (as defined in our bylaws) of such stockholder or such beneficial owner, if any, or any proposed nominee;

•	any financial interest or other material interest of such stockholder and beneficial owner, if any, in the proposal;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting; and

•

a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such proposal by such stockholder.

A stockholder providing notice of business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof.

To be timely, a stockholder’s notice must generally be delivered to, or mailed and received at, our principal executive offices:

•

in connection with an annual meeting of stockholders, not later than the close of the business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided however, that in the event that the date of such annual meeting is more than 30 days before or more than 60 days after such anniversary date, a stockholder notice will be timely if received by us not later than the close of business on the later of (1) the 90th day prior to the annual meeting and (2) the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•

in connection with the election of a director at a special meeting of stockholders, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to the stockholders or public disclosure of the date of the special meeting was made, whichever occurs first.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation on Liability of Directors

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); and

•	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that, to the fullest extent permitted by the DGCL, we will indemnify any of our officers and directors against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred or suffered arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will advance the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us.

Transactions and Corporate Opportunities

In order to approve certain transactions involving related persons, our certificate of incorporation requires the affirmative vote of the holders of (1) not less than 80% of the then outstanding voting stock held by stockholders voting together as a single class and (2) not less than 66 2/3% of the then outstanding voting stock not beneficially owned, directly or indirectly, by the related person. These transactions include:

•

any merger, consolidation or share exchange of us or any of our subsidiaries with (1) any related person or (2) any other person who is, or after such merger, consolidation, or share exchange would be, directly or indirectly an affiliate of the related person;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition by us or any of our subsidiaries to any related person or an affiliate of a related person or by any related person or an affiliate of a related person to us or any of our subsidiaries, of any assets or properties having an aggregate fair market value of $10,000,000 or more;

•

any issuance or transfer by us or any of our subsidiaries of any of our securities or any of our subsidiaries’ securities to any related person or an affiliate of a related person (subject to certain exceptions);

•	any dissolution voluntarily caused or proposed by or on behalf of a related person or an affiliate of a related person;

•

any reclassification of securities or recapitalization of us, or any merger, consolidation or share exchange of us with any of our subsidiaries or any other transaction that has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding stock of any class or series or the securities convertible into stock of any class or series of us or any of our subsidiaries that is directly or indirectly owned by any related person or an affiliate of a related person or otherwise increasing the voting power of the outstanding stock of us or any of our subsidiaries that is held by any such related person or affiliate;

•	any series or combination of transactions having, directly or indirectly, the same effect as any of the foregoing; or

•	any agreement, contract, or other arrangement providing, directly or indirectly, for any of the foregoing transactions mentioned above.

A related person is a person or entity who or which (1) is the beneficial owner of 10% or more of the aggregate voting power of all of our outstanding stock; (2) is one of our affiliates and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the aggregate voting power of all of our outstanding stock; or (3) is an assignee of or has otherwise succeeded to any shares of our stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any related person, if such assignment or succession shall have occurred in the course of a privately negotiated transaction rather than an open market transaction.

These voting requirements do not apply, however, to a business combination if:

•

the cash, property, securities or other consideration to be received per share by holders of each and every outstanding class or series of our shares in the business combination meets certain requirements; or

•	a majority of the continuing directors shall have approved the business combination.

Pursuant to the Stockholders’ Agreement, dated as of September 6, 2024, by and among the Company, Amberjack and the selling stockholders, we have agreed, to the fullest extent permitted by the DGCL and subject to applicable legal requirements and any express agreement, that the Amberjack Funds and their respective affiliates and each Amberjack board designee that is also a director, officer, employee or other representative of Amberjack (collectively, the “Covered Persons”) may, and has no duty not to, (i) invest in, carry on and conduct any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as us or any of our subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of us or our affiliates, and/or (iii) make investments in any kind of property in which we or our subsidiaries may make investments. In addition, to the fullest extent permitted by the DGCL or any other applicable law, we have renounce any interest or expectancy to participate in any business, business opportunity, transaction, investment or other matter of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to us or our stockholders for breach of any fiduciary duty or otherwise solely by reason of such Covered Person’s participation in, or failure to offer or communicate to us, its subsidiaries or any controlled affiliates any information regarding, any such business opportunity.

Anti-Takeover Effects of Delaware Law

We are a Delaware corporation and are subject to Section 203 of the DGCL. Section 203 provides that we may not engage in a broad range of “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder unless:

•

prior to the time that person became an interested stockholder, our board of directors had approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time that person became an interested stockholder, the business combination is approved by our board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Exclusive Forum Provision

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction thereof, the federal district court for the District of Delaware). Our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This provision will not apply to any claims seeking to enforce any duty or liability created by the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the these provisions of our bylaws. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Transfer Agent and Registrar

Computershare Shareowner Services LLC is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.

The selling stockholders may use any one or more of the following methods when disposing of the offered common stock:

•	sales on the NYSE or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	an over-the-counter sale or distribution;

•	sales directly to one or more purchasers;

•	underwritten offerings;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as agent on both sides;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	sales to cover short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through the distributions of the shares by the selling stockholders to their respective general or limited partners, members, managers affiliates, employees, directors or stockholders;

•	in option transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may elect to make an in-kind distribution of its shares of common stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this registration statement.

The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act.

If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholders will pay underwriting discounts, selling commissions and stock transfer taxes and (subject to certain exceptions) fees and disbursements of counsel for any selling stockholders. Pursuant to the terms of the Registration Rights Agreement, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders expressly for use in this prospectus.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurances that the selling stockholders will sell, and the selling stockholders are not required to sell, any or all of the securities offered under this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of the selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.”

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

Dril-Quip, Inc.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Dril-Quip’s Annual Report on Form 10-K/A for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Dril-Quip’s restatement of its financial statements as described in Note 21 to the financial statements, an adverse opinion on the effectiveness of Dril-Quip’s internal control over financial reporting and an explanatory paragraph related to the exclusion of Great North from Management’s assessment of internal control over financial reporting as of December 31, 2023, because it was acquired by Dril-Quip in a purchase business combination during 2023) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Innovex Downhole Solutions, Inc.

The audited financial statements of Innovex Downhole Solutions, Inc. incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (all of which are estimated) to be borne by us in connection with a distribution of securities registered under this Registration Statement.

SEC registration fee		$63,204.09
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous	$	*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Innovex International, Inc.

Innovex International, Inc. is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Our bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Innovex. As permitted by the DGCL, our certificate of incorporation provides that our officers shall have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as an officer.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with directors and officers. Under these agreements, if an officer or director makes a claim of indemnification to us, the determination of entitlement will be made: (1) by a majority vote of the disinterested directors, even though less than a quorum of the board of directors, (2) by a committee of the disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum of the board of directors, (3) by independent legal counsel if there are no disinterested directors or if the disinterested directors so direct; or (D) by our stockholders if so directed by the board of directors.

Item 16. Exhibits.

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of March 18, 2024, by and among Dril-Quip, Inc., Ironman Merger Sub, Inc., DQ Merger Sub, LLC and Innovex Downhole Solutions, Inc. (filed as Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-13439) on March 18, 2024, and incorporated herein by reference).

3.1	Restated Certificate of Incorporation of Dril-Quip, Inc. (filed as Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-13439), and incorporated herein by reference).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 6, 2024 (filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-13439) on September 6, 2024, and incorporated herein by reference).

3.3	Amended and Restated Bylaws of Dril-Quip, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K filed on May 18, 2023 (File No. 001-13439), and incorporated herein by reference).

3.4	Amendment to the Amended and Restated Bylaws (filed as Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-13439) on September 6, 2024, and incorporated herein by reference).

4.1	Registration Rights Agreement, dated as of September 6, 2024 (filed as Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-13439) on September 6, 2024, and incorporated herein by reference).

4.2	Stockholders’ Agreement, dated as of September 6, 2024 (filed as Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-13439) on September 6, 2024, and incorporated herein by reference).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Grant Thornton LLP relating to Innovex Downhole Solutions, Inc.

23.3*	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature pages).

107*	Filing Fee Table.

†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange

Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Humble, State of Texas, on September 17, 2024.

INNOVEX INTERNATIONAL, INC.

By:	/s/ Adam Anderson
Adam Anderson Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Adam Anderson and Kendal Reed, each of whom may act without joinder of the other, as their true and lawful attorney-in-fact and agent, with full power of substitution, for such person and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself or her herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on September 17, 2024.

Signature	Title

/s/ Adam Anderson Adam Anderson	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kendal Reed Kendal Reed	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John Lovoi John Lovoi	Director

/s/ Terence Jupp Terence Jupp	Director

/s/ Carri Lockhart Carri Lockhart	Director

/s/ Patrick Connelly Patrick Connelly	Director

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Signature	Title

/s/ Jason Turowsky Jason Turowsky	Director

/s/ Angie Sedita Angie Sedita	Director

/s/ Bonnie S. Black Bonnie S. Black	Director

/s/ Benjamin M. Fink Benjamin M. Fink	Director

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